UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________________

FORM 8-K

__________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2024

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 19, 2024, Super Micro Computer, Inc. (the “Company”) entered into a Term Loan Credit Agreement (the “Term Loan Agreement”), by and among the Company, the lenders party thereto (the “Lenders”), and Bank of America, N.A., as the administrative agent.

The Term Loan Agreement provides for a $500 million term loan facility (the “Term Loan Facility”). The proceeds of the Term Loan Facility will be used to provide ongoing working capital and for other general corporate purposes. The Term Loan Facility is unsecured.

Borrowings under the Term Loan Facility bear interest at a rate per annum equal to, at the Company’s option, either (a) Term SOFR plus a 0.10% SOFR adjustment plus 1.25% or (b) a base rate determined by reference to the highest of (i) the federal funds effective rate plus 0.50%, (ii) the rate of interest per annum publicly announced by Bank of America as its prime rate, (iii) Term SOFR plus 1.00%, and (iv) 1.00%, in each case plus 0.25%.

The Term Loan Agreement contains customary negative covenants that, amongst other things, (i) require the Company to maintain a specified consolidated leverage ratio and, unless certain milestones are met, consolidated interest coverage ratio, (ii) restrict the Company’s subsidiaries from incurring additional indebtedness, subject to certain exceptions, and (iii) restrict the ability of the Company and certain of its subsidiaries to incur liens, make certain fundamental changes, and dispose of property, subject to certain exceptions.

The Term Loan Facility matures on January 17, 2025.

In addition, on July 19, 2024, the Company entered into an Eighth Amendment to Loan and Security Agreement, by and among the Company, the lenders party thereto, and Bank of America, N.A., as administrative agent for the lenders, which amends the Loan and Security Agreement, dated as of April 19, 2018 (as amended, the “ABL Agreement”) to, among other things, allow for the Company’s entry into and borrowing under the Term Loan Facility.

The foregoing description of the Term Loan Agreement and the ABL Agreement is qualified in its entirety by reference to the text of the Term Loan Agreement and the ABL Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The Company is in discussions with one or more financial institutions regarding a potential senior revolving credit facility (the “Revolving Credit Facility”) and expects to use the proceeds from the Revolving Credit Facility to repay and retire each of the Term Loan Facility and the ABL Agreement in full. The Company anticipates entering into the Revolving Credit Facility in the first quarter of its fiscal year 2025. There can be no assurance that the Company will be able to enter into the Revolving Credit Facility on acceptable terms, or at all.

The information included in this Current Report on Form 8-K under this Item 7.01 is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this Current Report on Form 8-K that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, the anticipated Revolving Credit Facility and timing thereof. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings, particularly in the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2023.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1†	Term Loan Credit Agreement, dated July 19, 2024, by and among the Company, the Lenders, and Bank of America, N.A. as the administrative agent

10.2	Eighth Amendment to Loan and Security Agreement, dated July 19, 2024, by and among the Company, the lenders party thereto, and Bank of America, N.A., as administrative agent for the lenders

104	Cover Page Interactive Data File

† Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: July 22, 2024	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)